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                                  EXHIBIT 15

May 28, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 21, 1999 on our review of interim financial information of Vertex Pharmaceuticals Incorporated for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statement on Form S-8 to register 1,450,000 shares of common stock dated May 28, 1999.

Yours very truly,



PricewaterhouseCoopers LLP




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